SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                       Event Reported): September 25, 2002


                               COMDIAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                      0-9023                   94-2443673
----------------------------        ------------           --------------------
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)



                   106 Cattlemen Road
                    Sarasota, Florida                         34232
         ----------------------------------------           ----------
         (Address of principal executive offices)           (Zip Code)




Registrant's telephone number, including area code:           (941) 554-5000
                                                              --------------

ITEM 5.           OTHER EVENTS.

Bridge Financing

     As previously disclosed in our Current Reports on Form 8-K dated July 5, 2002, July 24, 2002, August 27, 2002 and September 20, 2002 Comdial Corporation (the "Company" or "Comdial") conducted closings on its private placement of 7% senior subordinated secured convertible promissory notes (each a "Bridge Note" and collectively the "Bridge Notes") in the aggregate principal amount of $3,950,000.00 pursuant to subscription agreements providing for up to $4 million of bridge financing to the Company (the "Bridge Financing").

     On September 25 and September 26, 2002, the Company closed on the final $50,000 of Bridge Notes. Net proceeds from the entire Bridge Financing after payment of legal, accounting and related expenses, were approximately $3,470,000. No commissions or finder's fees were incurred in connection with the Bridge Financing.

     On or prior to September 27, 2002, each of the holders of the Bridge Notes exercised their right to convert 13.33% of the principal amount of the Bridge Notes into shares of Common Stock at a conversion price of $0.01 per share. The Company issued an aggregate of 53,320,000 shares pursuant to such conversions.

Private Placement

     On September 27, 2002, the Company consummated a closing of approximately $12.5 million under a private placement (the "Private Placement"). This includes the conversion of the remaining Bridge Notes of approximately $3.5 million. The Private Placement consisted of 7% subordinated secured convertible promissory notes (the "Placement Notes") and warrants to purchase an aggregate of approximately 62.7 million shares of the Company's common stock at an exercise price of $0.01 per share (the "Placement Warrants"). An aggregate of 12.5 million of the Placement Warrants are subject to forfeiture, on a pro rata basis, if the Placement Notes are repaid during the first eighteen months following their issuance . The Placement Notes may in the future be convertible under certain circumstances at the option of the Company if the common stock of the Company trades at or above $1.00 for 20 consecutive trading days. The initial conversion price of the Placement Notes is $0.33 per share. The conversion price of the Placement Notes is subject to downward adjustment in the event of certain defaults. In addition, the Common Stock underlying the Placement Notes and the Placement Warrants are subject to certain registration rights.


Winfield Transaction

     Also on September 27, 2002, the Company consummated a private placement with Winfield Capital Corp. of $2.0 million (the "Winfield Transaction"). The Winfield Transaction consisted of 12% subordinated secured convertible promissory notes (the "Winfield Notes") and warrants to purchase 5.5 million shares of common stock at an exercise price of $0.01 per share (the "Winfield Warrants"). The Winfield Notes are convertible on the same terms and subject to the same conditions as the Placement Notes. The Winfield Notes are senior in right of payment and security to the Placement Notes, and the underlying shares of Common Stock are subject to certain registration rights.

     The Company received approximately $11.1 million in new investments in the Private Placement and the Winfield Transaction. In connection with the Private Placement and the Winfield Transaction, Commonwealth received a 7% placement fee equaling approximately $1 million and approximately $0.3 million in expenses. The net proceeds of the Private Placement and the Winfield Transaction was approximately $9.7 million.

     Pursuant to the terms of the previously disclosed advisory agreement between the Company and Commonwealth Associates, LP ("Commonwealth"), and as a result of the most recent closings of the Bridge Notes, the Company issued additional warrants to Commonwealth to acquire 34,324 shares of Common Stock at an exercise price of $0.01 per shares. Pursuant to the terms of a placement agency agreement and as a result of the Private Placement and the Winfield Transaction the Company issued warrants to Commonwealth to acquire 6,270,900 and 550,000 shares, respectively, of Common Stock at an exercise price of $0.01 per share.

Debt Restructuring

     As previously reported, ComVest Venture Partners, L.P. ("ComVest"), an affiliate of Commonwealth, entered into an agreement with Bank of America, N.A., ("BofA"), the Company's senior lender, to purchase the senior secured debt position held by Bank of America in the Company and 1 million shares of the Company's Series B Alternate Rate Preferred Stock (having a liquidation value of $10 million). Pursuant to such agreement, ComVest had the right to purchase for an aggregate of $6.5 million, the approximate $12.7 million in outstanding indebtedness owed by the Company to BofA and the 1 million shares of Preferred Stock. Contemporaneously with the closing of the Private Placement and the Winfield Transaction, ComVest assigned its right to purchase the debt and the Preferred Stock to the Company, and the Company used $6.5 million of the proceeds of the Private Placement and the Winfield Transaction to effectuate the repurchase and to repay BofA in full. In connection with this debt restructuring Commonwealth received an advisory fee of $500,000. Following the repayment of BofA, and the payment of fees and expenses, the Company received net proceeds of approximately $2.7 million which will be used for working capital purposes.

     In addition, ComVest deposited $1.5 million to secure two outstanding letters of credit previously issued by Bank of America to the Company. As security for the deposit the Company entered into a reimbursement agreement with ComVest, and issued a revolving note to ComVest which will rank senior to the Placement Notes and the Winfield Notes. ComVest did not receive any consideration for the transaction, but Commonwealth received a $30,000 introduction fee in accordance with a previously described advisory agreement.

Increase in Authorized Capital

     The Board and the holders of a majority of the outstanding shares of Common Stock have approved an increase in the Company's authorized shares of Common Stock to 500,000,000 in order to reserve a sufficient number of shares to provide for conversion of the Placement Notes and the Winfield Note, assuming a minimum conversion price of $.05.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)    None.

         (b)    None.

         (c)    4.1      Form of Subscription Agreement

                4.2      Form of 7% Senior Subordinated Secured Convertible Note

                4.3      Form of Warrant

                4.4      Form of Warrant, with forfeiture provision

                4.5      General Security Agreement

                4.6      Form of Winfield Subscription Agreement

                4.7 Form of Winfield 12% Senior Subordinated Secured Convertible Note

                4.8      Form of Winfield Warrant

                4.9      Winfield General Security Agreement

                4.10     Form of Advisory Warrant

                99.1     Press Release dated September 30, 2002

Forward-Looking Statements

This Form 8-K contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business, the illiquidity caused by the delisting of its stock from the Nasdaq SmallCap Market and its ability to obtain a listing on NASD's OTC-BB, Nasdaq or another national exchange, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to meets its obligations to its suppliers and its lenders, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcomes of pending disputes or litigation and the various other factors set forth from time to time in Comdial's filings with the SEC, including but not limited to Comdial's most recent Form 10-K and 10-Q. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         COMDIAL CORPORATION



                                         By: /s/ Paul K. Suijk
                                             ---------------------------------
                                             Paul K. Suijk Senior Vice President
                                             and Chief Financial Officer



Dated:  October 1, 2002

                                 EXHIBIT INDEX

Exhibit No.     Document Description
-----------     --------------------

  4.1           Form of Subscription Agreement

  4.2           Form of 7% Senior Subordinated Secured Convertible Note

  4.3           Form of Warrant

  4.4           Form of Warrant, with forfeiture provision

  4.5           General Security Agreement

  4.6           Form of Winfield Subscription Agreement

  4.7           Form of Winfield 12% Senior Subordinated Secured
                Convertible Note

  4.8           Form of Winfield Warrant

  4.9           Winfield General Security Agreement

  4.10          Form of Advisory Warrant

  99.1          Press Release dated September 30, 2002